Exhibit 10.13

WORLD WIDE MASTER AGREEMENT

This agreement (the “Agreement”) is made as of the ______________, (the “effective date”) by and among

SONORAN ENERGY INC.

San Tan Corporate Centre II,

3100 W. Ray Road, Suite 130

Chandler, Arizona 85226

USA

hereinafter the “Contractor”

and

WELLTEC A/S

Gydevang 25

3450 Allerød

hereinafter the “Subcontractor”, which parties are sometimes referred to individually as a ”Party” or collectively as the ”Parties.”

WITNESSETH:

Whereas Contractor is in the business of exploration and production of oil and gas and has entered into and will enter into contracts giving right to explore and produce oil and gas in various locations worldwide.

Whereas Subcontractor is in the business of providing certain services in the oil and gas industry, including the Services as defined hereinafter, and has adequate resources, equipment in good working order and fully trained personnel to enable Subcontractor to provide the Services.

Whereas Contractor desires to engage Subcontractor to provide Well Tractor® Work, as defined hereinafter, and Subcontractor desires to provide such Well Tractor® Work, in a non-exclusive relationship with Contractor as provided under the terms and conditions of this Agreement. Services may be performed on a World Wide Basis.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties hereto agree as follows:

OPERATIVE PROVISIONS

1.

Definitions

As used in this Agreement and unless the contrary intention appears the following terms shall have the following meanings:

1.1

“Agreement” means these Operative Provisions and the Schedules attached hereto as originally executed or as may from time to time be amended by a specific written instrument executed on behalf of both Parties being:

-

Schedule A: Dispatch Sheet for Services

-

Schedule B: Commercial Terms & Conditions

-

Schedule C: Lost-in-Hole Provision

-

Schedule D: Method of Payment

In the event of conflict between the Operative Provisions and the Schedules or the Contract, the Operative Provisions shall prevail. The Schedules shall be taken as mutually explanatory.

1.2

”Affiliates” means with respect to any Party, any other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the entity in question. Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise. Without limiting the generality of the foregoing, a Party shall be deemed to control any entity in which it owns, directly or indirectly, a majority of the ownership interests;

1.3

“Contractor Group" means:

(i)

Contractor and its Affiliates;

(ii)

Contractors invitees, vendors, contractors (other than Subcontractor) and their subcontractors at any tier; and

(iii)

The employees, officers, directors and agents of any entity mentioned in this definition other than Subcontractor:

1.4

"Gross Negligence" has the meaning as defined in applicable law, but in the absence hereof means the intentional failure to perform a manifest duty in reckless disregard of the consequences as affecting the life or property of another:

1.5

"Services" means the services defined in Schedule A including personnel, ancillary equipment, support, spare parts, maintenance and all other activities or things necessary to enable provision of the Services:

1.6

"Subcontractor Group" means:

(i)

Subcontractor and its Affiliates;

(ii)

Subcontractor's invitees, vendors, and subcontractors at any tier; and

(iii)

The employees, officers, directors and agents of any entity mentioned in this definition.

1.7

“Well Tractor®” means a hydraulically or electrically activated Well Tractor® tool manufactured, patented and trade mark protected by Subcontractor.

1.8

“Well Tractor® Work” means conveyance of mechanically operated or wireline tools in a horizontal or highly deviated well by means of activating (either hydraulically or electrically) the Well Tractor® tool to push the wireline tools or mechanical tools where the cable conveyance or coiled tubing conveyance is not possible anymore.

2.         Services

2.1.

Subcontractor shall carry out all of its obligations under the Agreement and shall execute the Services with all due care and diligence and with the skill to be expected of a reputable Subcontractor experienced in the types of work to be carried out under the Agreement.

2.2.

Except to the extent that it may be legally or physically impossible or create a hazard to safety, the Subcontractor shall comply with all reasonable instructions and decisions of Contractor which relate to the Services and which are within the resources and capability of the Subcontractor and are notified and confirmed to Subcontractor in writing.

2.3.

Contractor shall make variations of the Services, whether by way of addition, modification or omission, as may be:

(i)

Ordered by Contractor under the Contract and confirmed in writing to Subcontractor by Contractor; or

(ii)

Agreed to be made by the Parties and confirmed in writing to Subcontractor by Contractor.

2.4.

Prior to the Subcontractor carrying out or effecting variations contemplated by Article 2.3 above, the value of such variations will be agreed by the Parties with reference to the rates and/or prices (if any) specified in Schedule B for like or analogous work. If there are no such rates and prices, or if they are not applicable, then such value shall be such as is agreed between the Parties, to be fair and reasonable in all circumstances.

2.5.

Subcontractor shall perform the Services to the satisfaction of Contractor and in line with the agreed specifications.

2.6.

Subcontractor will at all times maintain full ownership of all Well Tractor® equipment. As part of the promotion of the Well Tractor® technology, Contractor will use its best efforts to introduce and promote the Welltec® trade name in contract if and when such technology is specifically requested. Contractor will always promote Welltec’s Well Tractor® Technology, trademarks and brand names when promoting or introducing Welltec® Well Tractor® Technology, provided, however, that such promotion should be made solely and exclusively through the marketing material and information provided by Subcontractor to the effect.

2.7.

Contractor will call for services through written notice to Subcontractor (the Dispatch Sheet for Services in Schedule A). The Contractor’s Operations Manager shall be entitled to issue such Dispatch Sheet for Services.

2.8.

Subcontractor shall provide all labor, materials, plant and equipment required for the execution and completion of the Services so far as the necessity for providing the same is specified in or reasonably to be inferred from the Dispatch Sheet for Services. Insofar as Subcontractor makes use of Contractor’s resources, it shall be Subcontractor’s responsibility to satisfy itself as to the fitness, condition and suitability of such resources with no direct cost to the Subcontractor. Should fitness, condition and suitability of such resources be unfit for Subcontractor’s purpose, Subcontractor will notify Contractor in writing immediately.

2.9.

Contractor is obligated to offer any considered provision of Services to Subcontractor prior to offering the same to other entities and Subcontractor has first right of refusal with respect to any proposed operation/work program proposed or under consideration by Contractor. This also applies during the full term of this agreement if Subcontractor previously has declined to perform Services in relation to any proposed operation/work program proposed or under consideration.

2.10.

Subcontractor may not engage into stock based arrangements of a similar nature with other Exploration & Production companies for the term of the Agreement.

3.        Personnel

3.1

Within the scope of the supplied Services, Subcontractor will bear the costs associated with the personnel supplied by Subcontractor, including, but not limited to, salaries, bonuses and overtime payment. A standard operating fee will be charged as per Schedule B.  Notwithstanding the foregoing, it is expressly agreed and understood that any fee and/or remuneration under this Agreement shall be adjusted from time to time, and as required, to immediately and fully recognize any economic impact that any amendment or change in applicable labor and social contributions laws and regulations, or collective bargaining agreement, may have in Subcontractor’s cost structure.

3.2

Prior to any of Subcontractor's personnel being sent to an offshore site, Subcontractor shall provide Contractor with a list of the supplied personnel.

3.3

Subcontractor must ensure that all personnel who are to work to an offshore site hold such requested certification and have undertaken adequate needed training to work on an offshore site.

4.

Warranty and Remedies

4.1

Subcontractor warrants that the Services:

(i)

shall be performed with all proper skill and care, in accordance with best and sound engineering, craft and good and sound industry practices utilizing competent personnel;

(ii)

shall be performed within the requirements and conditions of this Agreement;

(iii)

shall be free from defects and of merchantable quality; and

(iv)

shall be suitable for the purpose and use for which they are intended.

4.2

If Subcontract breach any warranty then Subcontractor must, if so requested by Contractor, promptly repair, rectify or replace at location any defects, imperfections or other faults in the Services at no cost to Contractor’s Clients. All replacement work and workmanship will benefit from the same warranty as is given by Subcontractor for the original Services.

4.3

Irrespective of the circumstances, Contractor may under any circumstance or for any reason use, remove, take into possession, operate, repair or handle in any way, equipment deployed by or in any way used by Subcontractor during the performance of Services.

4.4

The warranties and remedies set out in this Article are in addition to those implied by or available at law or in equity and will continue in force after acceptance of any Services by Contractor.

5.

Payment and Invoicing Procedure

5.1

Payment Procedures

5.1.1

Contractor will invoice the Client for the provision of Services at the rates specified in Schedule B: Commercial Conditions.

5.1.2

Subcontractor is entitled to be compensated by Contractor for any paid duties, customs, importation taxes and other actual incurred costs, which is related to the supply of services.

5.1.3

If any Services are subject to purchase tax, Value Added Tax or any other similar taxation payable by Contractor, then the amount payable in accordance with the Contract by Contractor for the provision of Services is to be invoiced as a separate item of account on a valid tax invoice and if required by Contractor, Subcontractor will produce bona fide evidence of the amount paid or to be paid by way of tax.

5.1.4

Subcontractor shall submit its invoice in respect of any Services performed as soon as is reasonably practical at the end of each month, or at such earlier time as may be reasonably requested by Contractor. Contractor shall pay Subcontractor’s invoice in accordance with Schedule D.  Contractor shall clearly identify (by number and date) the invoice being paid with each payment to Subcontractor hereunder.

5.1.5

Payment of an invoice by Contractor is not an admission that the Services as provided meet the requirements of the Contract.

5.1.6

All payments to Subcontractor payable pursuant to the terms of Article 5.1.2 will be paid in the currency invoiced with a wire transfer to:

Welltec A/S

Den Danske Bank

M.D Madsensvej 10

DK 3450 Allerød

Denmark

Swift Code:  DABADKKK 4820036581

5.1.7

Contractor shall not be required to pay the portion of any amount invoiced by Subcontractor, which Contractor disputes in good faith, or the portion of any amount invoiced by Subcontractor resulting from an obvious typographical, arithmetic or unit price error or mistake.  Contractor and Subcontractor shall attempt to resolve any dispute Contractor may have regarding an invoice as expeditiously as practicable by negotiation between representatives of the Parties.

5.1.8

Notwithstanding the provisions of Article 5.1.7, Contractor agrees to make timely payment of all portions of invoiced amounts, which the Contractor does not dispute in good faith.

5.1.9

Except as otherwise provided herein, in the event that Contractor fails to pay any undisputed amount to Subcontractor within sixty (60) days from the date the invoice was issued, Subcontractor may deliver a written notice of suspension of the Services to Contractor specifying the delinquent amount.  If Contractor does not pay the delinquent amount to Subcontractor within ten (10) days after receipt of such notice, Subcontractor may suspend the rendering of the Services to Contractor hereunder.

5.1.10

All payments under this Agreement shall be made without set-off, counterclaim, deduction or withholding of any kind, except for the withholding of taxes required to be withheld by the Contractor.

5.1.11

Notwithstanding any of the foregoing, if Contractor fails to timely pay any amount invoiced by Subcontractor hereunder within the term specified in Article 5.1.4, then Subcontractor is entitled to claim interest of two (2) per cent (%) of each commenced month of late payment incurred.

5.2

 Commercial Terms

5.2.1

An initial Well Tractor® Work pricing schedule has been agreed upon and is attached hereto as Schedule B. Schedule B, and any of its adjustments as specified in Article 3.1, shall be used as a base for customized pricing to different Clients in different countries. Subcontractor will be consulted concerning any adjustments of market price within the duration of the Agreement and the prices must be mutually agreed to.

5.3.3

Subcontractor shall be responsible for all expenses incurred in connection with Services, unless otherwise agreed, against compensation as outlined in Schedule B. Contractor will not be liable or responsible for any costs related to Services unless otherwise agreed.

6.

Liabilities and Indemnities

6.1

Personal Injury, Death or Property Damage suffered by Subcontractor Group

(i)

Contractor Group shall, save as required for below in art. 6.4, have no responsibility towards Subcontractor Group in respect of damage to, loss of or defect of any property of Subcontractor Group, irrespective of whether any such damage, loss or defect is caused by Contractor Group or any third party, arising as a result of the performance of the Services.

(ii)

Subcontractor shall indemnify and hold Contractor Group harmless from and against and shall defend at its own expense all claims, liabilities and causes of action arising out of or resulting from damage to, loss of or defect of any property of Subcontractor Group arising as a result of the performance of the Services.

(iii)

Contractor Group shall have no responsibility towards Subcontractor Group in respect of any personal injury to or death of any Subcontractor Group member, irrespective of whether any such injury to or death of that member is caused by Contractor Group or any third party.

(iv)

Subcontractor shall indemnify and hold Contractor Group harmless from and against and shall defend at its own expense all claims, liabilities and causes of action arising out of or resulting from personal injury to or death of any member of Subcontractor Group.

6.2

Personal Injury, Death or Property Damage suffered by Contractor Group

(i)

Subcontractor Group shall have no responsibility towards Contractor Group in respect of damage to, loss of or defect of any property of Contractor Group, irrespective of whether any such damage, loss or defect is caused by Subcontractor Group or any third party, arising as a result of the performance of the Services.

ii)

Contractor shall indemnify and hold Subcontractor Group harmless from and against and shall defend at its own expense all claims, liabilities and causes of action arising out of or resulting from damage to, or loss of or defect of any property of Contractor Group, arising as a result of the performance of the Services.

(iii)

Subcontractor Group shall have no responsibility towards Contractor Group in respect of any personal injury to or death of any Contractor Group member irrespective of whether any such personal injury to or death of said member is caused by Subcontractor Group or any third party.

(iv)

Contractor shall indemnify and hold Subcontractor Group harmless from and against and shall defend at is own expense all claims, liabilities and causes of action arising out of or resulting from personal injury to or death of any member of Contractor Group.

6.3

Loss, Damage, Personal Injury or Death suffered by Third Parties

Each of Subcontractor Group and Contractor Group shall be responsible for and shall assume its legal liability for incidents arising out of or in any way connected with the performance of the Services which result in loss, damage, injury or death suffered by any third party. Subcontractor and Contractor shall hold harmless and indemnify Contractor Group and Subcontractor Group respectively, for all losses, expenses and claims for which Subcontractor Group or Contractor Group are respectively responsible in accordance with this Article.

6.4

Loss of Equipment

Irrespective of above article 6.1, any loss of or damage beyond repair to Subcontractor’s equipment when below rotary table will be compensated to Subcontractor in accordance with Schedule C, irrespective of the cause.

6.5

Application of Indemnities

The Parties hereby express their intent that the exclusions of liability and the indemnities contained in Articles 6.1, 6.2, 6.3 and 6.4 above be liberally construed so that such exclusions of liability and indemnities shall apply to any loss, damage, defect, personal injury or death:

(i)

which arises directly or indirectly from the performance of the Services or which occurs going to or from the place where the Services are being performed, or which occurs at any other place where Subcontractor Group or Contractor Group's personnel or property are located; and

(ii)

without regard to cause or causes thereof, including, without limitation, strict liability, breach of warranty (express or implied), breach of duty, imperfection of materials, condition of any premises or transport to or from such premises, or the negligence or Gross Negligence of the indemnitee (or excluded Party) or any of the members of its group, whether Subcontractor Group or Contractor Group, and whether such negligence or Gross Negligence be sole, joint or concurrent, active or passive; and

(iii)

the claim therefore is based on statute, common or civil law or maritime law.

6.6

Settlement of Claims

Should any claim for loss, damage or expense be raised against any member of Contractor Group or Subcontractor Group for which indemnification may be claimed from Subcontractor or Contractor respectively under the provisions of this Article, the indemnitor shall be informed promptly of same by the other Party or by the one against whom the claim is made. No such claim shall be settled without the approval of the indemnitor. The indemnitor shall be entitled to assume the defence of such claim.

6.7

Agents for Subcontractor Group and Contractor Group

For the purpose of enabling members of Contractor Group and Subcontractor Group to take the benefit of the indemnities and exclusions of liability contained in this Article 6, Contractor and Subcontractor shall be deemed to be contracting in relation to this Article 6 not only for themselves but also as agents for Contractor Group (in the case of Contractor) and for Subcontractor Group (in the case of Subcontractor), but this capacity as agents for Contractor Group and Subcontractor Group shall only apply to allow Contractor Group or Subcontractor Group as the case may be, to benefit from the indemnities and exclusions of liability set out in Article 6.

6.8

All the provisions of this Article 6 shall take precedence over, and shall apply notwithstanding any other provision of this Agreement.

6.9

Consequential Damages

Notwithstanding any other provision in the Agreement, in no event shall Contractor Group or Subcontractor Group be liable to the other and shall defend and hold harmless the other in respect of any consequential damage or indirect loss of any kind which may be suffered by the other (or any entity in said other’s Group) in connection with the performance of this Agreement.

6.10

Catastrophic Risks

Subject to the provisions contained in Articles 6 and 7, in no event shall Subcontractor Group be liable to and Contractor Group shall defend and hold Subcontract Group harmless in connection with:

(i)

loss or damage to any well, formation, reservoir or mineral resources;

(ii)

blow-out or other uncontrolled flow of oil or gas or other substances originating from the well including the cost of bringing the well under control;

(iii)

loss or damage arising from pollution, contamination or seepage which results in fire, blow-out, catering, or any loss of control of the hole or other flow of oil, gas or other substances originating or emanating from the well; and

(iv)

pollution or contamination arising from the disposal of oil materials such as, but not limited to, oil, emulsion, oil based or chemically treated drilling fluids, contaminating cuttings, lost circulation materials and other substances, where the responsibility for disposal lies with Contractor Group.

7.

Term & Termination

7.1.

The term of this Agreement is from the effective date and 3 years hereafter, if not terminated by one of the Parties earlier.

7.2.

Any Party may terminate the Agreement at any time and with immediate effect, by notice to the other Party in case of material default, negligence or breach of obligations of such other Party under this Agreement.  The Agreement may be terminated for convenience with sixty (60) days notice.

7.3.

Upon termination of this Agreement as provided for in this Article, Contractor shall be liable to pay Subcontractor for Services performed and completed as of the date of termination.

8.

Assignment

8.1

Other than assignment to an Affiliate, Subcontractor shall not assign this Agreement without the prior written consent of Contractor, which shall not be unreasonably withheld.

8.2

Other than assignment to an Affiliate, Contractor shall not assign this Agreement without the prior written consent of Subcontractor, which shall not be unreasonably withheld.

9.

Independent Contractor

9.1.

In the performance of the Services, Subcontractor is acting as an independent contractor and not as an agent of Contractor and in no event shall the employees or agents of Subcontractor be considered employees or agents of Contractor.

9.2

Subcontractor must carry out the Services with due diligence in a safe and workmanlike manner in accordance with good practice using personnel who are competent and qualified to undertake their required duties in a safe and efficient manner.  Subcontractor must take all necessary steps and precautions in performing the Services in order to protect all personnel, property and the environment.

9.3

Contractor must carry out the Services with due diligence in a safe and workmanlike manner in accordance with good practice using personnel who are competent and qualified to undertake their required duties in a safe and efficient manner.  Contractor must take all necessary steps and precautions in performing the Services in order to protect all personnel, property and the environment.

 10.

Confidentiality

10.1

Either Party shall ensure that it and its Group do not:

(i)

make any announcement, or issue any circular in connection  with the subject matter of this Agreement or the award of this Agreement without the prior written approval of the other Party.

(ii)

divulge information whether written, drawn, printed, kept on computer or in any other form, howsoever acquired and whatever it relates to, whether drilling, coring, logging, testing, surveying, geographical, seismic, geological, engineering personal or other matters and from whomsoever obtained in the performance of the Services to any person, company or corporation other than Contractor and Subcontractor or, if required for the performance of the Services, any other member of their respective group.

(iii)

use any such information, except for performance of the Agreement and do return all copies of same to Contractor or Subcontractor (as the case may be) at the completion of the Services for which the information was obtained or upon termination of this Agreement as appropriate.

(iv)

reproduce, copy, disclose to, place at the disposal of or use on behalf of any third party or enable any third party to peruse, copy or use any such information or other documents or materials received or prepared save such as is strictly necessary for the performance of the obligations of either Party under the Agreement.

10.2

Either Party's obligations under this Article shall not apply to information which:

(i)

is part of the public domain;

(ii)

was in either Party's possession prior to award of this Agreement.

(iii)

was received from third parties and for which, to the best of either Party's knowledge having made all reasonable enquiry’s, it had normal rights of disclosure.

10.3

Either Party shall be responsible for any disclosures of confidential information by any member of its Group as if that disclosure was made by that Party.

10.4

Notwithstanding the above, Subcontractor agrees that, subject as mentioned herein below, Contractor may use any and all information, know how, design, data and all other knowledge gained in the course of deployment of the Well Tractor ('Well Tractor® data") and Subcontractor shall not make any claims against Contractor as a result of such use, provided, however, the foregoing shall not apply to Well Tractor® data which are confidential to Subcontractor ("Welltec® Confidential Information"), and which are the following:

*

Machine and Manufacturing Drawings

*

Maintenance Manual

*

Maintenance Drawings and Specifications

*

Operation Manual

*

Print Layouts

*

Circuit Diagrams

*

Electronic Design Specifications

*

Machine Design Specifications

*

General Design Specifications

*

Material and   Subcontractor Details and Specifications

*

Patent Information

*

Registered or unregistered Trade Marks

and which may, at Subcontractors discretion, be provided to Contractor in written or graphic form, marked "confidential" and recorded by Subcontractor in a register of information prepared for this purpose.

10.5

Contractor shall not challenge any trade name or marks or any designs (registered or otherwise) used in relation to Well Tractor® or the goodwill, know-how, formulations, patents, copyrights or other industrial or intellectual property rights associated therewith. Contractor shall not make any modifications to Well Tractor® or their packaging, nor alter, remove or tamper with any trade marks, numbers or other means of identification used by Subcontractor on or in relation to Well Tractor® nor use any trade marks or trade names so similar to Subcontractor's as to cause confusion or deception.

10.6

Contractor must not remove or damage particular signs or characteristics added to the Well Tractor®, serving as identification, such as manufacturing marks and numbers. Subcontractor is entitled to demand that the Well Tractor® be marked in a manner clearly indicating that the objects belong to Subcontractor

10.7    Contractor agrees:

(i)

to keep Subcontractor’s Confidential Information confidential and not to disclose it to any third party; and

(ii)

not to use Subcontractor’s Confidential Information for any purpose other than the performance of this Agreement.

10.8

Irrespective of the contents of this clause 10, Contractor, as a US listed entity has to fulfil its public disclosure obligations, and will be required to make an appropriate press release in relation to this Agreement. The Press Release will be subject to the approval by Subcontractor prior to publication.

11.

Cooperation with Other Contractors

11.1   Subcontractor must cooperate with Contractor and Contractor Group in the performance of the Services and any works being carried out in conjunction with the Services.

12.

Force Majeure

12.1.

Neither Subcontractor nor Contractor shall be responsible for any failures to fulfill any of their obligations under this Agreement if and to the extent that failure is due to Force Majeure occurrences. Force Majeure occurrences include, but are not limited to, acts of God, wars (declared or undeclared) rebellion, insurrection, acts of terrorists, acts of governmental bodies (including but not limited to legislative bodies, courts and executive or administrative officers or agencies), general strikes (other than strikes directed solely against Subcontractor), boycotts, lockouts or other global labor disturbances, maritime disasters, explosion, fire or any other matters of a similar or dissimilar nature which are beyond the reasonable control of the Party affected.

13.

Notices

13.1

All notices must be sent to the following addresses:

If to Contractor:

SONORAN ENERGY INC.

San Tan Corporate Centre II,

3100 W. Ray Road, Suite 130

Chandler, Arizona 85226

USA

Attn: Mr Bill McFie

Tel. No. +1 480 963 8800

Fax No. +1 480 963 0044

Mail: bill@sonoranenergy.com

If to Subcontractor:

WELLTEC A/S

Gydevang 25

3450 Allerød

Denmark

Attn: VP Operations Mr Christian Krüger

Tel. +45 48 14 35 14

Fax +45 48 14 35 18

Mail: ckr@welltec.dk

Either Party may change its address by giving notice of that change in writing to the other Party.

13.2    Notices are effective:

(i)

if delivered by hand, at the time of delivery;

(ii)

if sent by First Class post, seven (7) days after dispatch; or

(iii)

if sent by facsimile, e-mail or telegraph, on the date of dispatch, unless sent after normal working hours, in which case the following working day.

GENERAL PROVISIONS

14.

This Agreement including the documents and instruments referred to herein constitutes the entire agreement between the Parties in respect to the Services and supersedes all prior negotiations, representations or agreements, whether written or oral and is not intended to confer upon any other person any rights or remedies, except as explicitly mentioned herein.

15.

The headings of Articles and Schedules are used for convenience and reference only and do not affect the interpretation of the Operative Provisions.

16.

Subcontractor personnel shall adhere to, and contribute to, the safety systems of the Contractor and Client as appropriate

17.

Subcontractor may furnish Contractor with its quality assurance manual, which should be compliant with ISO 9001.

18.

Contractor reserves the right to audit Subcontractors QHSE procedures with a reasonable notice to Subcontractor of the date and time.

19.

Any failure by either Party to enforce any of its rights under this Agreement shall not be deemed to be a waiver of those rights nor bar the exercise or enforcement of those rights in the future.

20.

Any change, amendment or modification to this Agreement must be made in writing signed by the duly authorized representatives of the Parties to be effective.

21.

This Agreement shall be construed and interpreted in accordance with and governed by the laws of the United Kingdom without giving effect to any conflict of law principle. All disputes, differences or questions arising out of or relating to this Contract or the validity, interpretation, breach, violation or termination thereof, if not finally settled by mutual agreement of the parties within thirty (30) days, shall be finally and binding settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules. The parties also agree that: i) The number of arbitrators shall be three with the third acting as the umpire; ii) The appointing authority shall be the International Chamber of Commerce; and iii) The arbitration shall have its seat in London, United Kingdom.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and their respective signature to be affixed hereto, all as of the day and year first above written.

SONORAN ENERGY INC.

WELLTEC A/S

By: _____________________________

By: ______________________________

Name: Peter Ostenfeld-Rosenthal

            Name: Jørgen Hallundbæk

Title: President, Chief Executive Officer

Title: President, Chief Executive Officer

Schedule A: Dispatch Sheet for Services

SCOPE OF WORK

The services may encompass the use of Well Tractor® for loggings, explosives and mechanical services applying tools like Well Stroker®, Well Miller®, Well Cleaner®, Well Key® and/or Welltec Release Device® for back off operations, setting of packers, plugs, drilling, milling, cleanups, open/close of valves etc. They also include:

1.

Maintenance and repair of Welltec's equipment.

2.

Provision at Sonoran's request of additional equipment, materials and services as may be required by Sonoran in connection with the operations herein contracted for.

3.

Job planning.

4.

Assistance to Sonoran operation at worksite as might be regarded necessary by Sonoran 's representative and implementation of Welltec’s means and resources in case of a contingency or emergency situation.

5.

Provision of daily reports showing:

- detailed chronology of operations

- composition and full measurements of wireline tool strings used breakdown time

- maintenance and repair performed and spares consumption

DESCRIPTION OF EQUIPMENT AND SERVICES

General

All equipment shall be rated for service in up to 350 DegF and 25,000 psi except for the Well Key® which has a rating of 250 DegF. Other specifications are described in the Welltec brochure (2005).

1

Well Tractor®

The equipment includes (2 No) of Well Tractor® 2 1/8" Basic or Well Tractor® 3 1/8” Basic and associated surface equipment with back-up, plus connectors.

2

Well Stroker®

The equipment includes a set (2 No) of Well Stroker® 3 1/8” D-type.

3 1/8" Well Stroker D-type, Thru-wired (stroke direction is bi-directional, controlled from surface, and can be used either with a mechanical shifting tool or with Well Key where surface control of the key function is necessary).

3

Well Key®

The equipment includes a set (2 No) of Well Key® 3 1/8” with 1 set of keys according to the respective profile to be shifted.

4

Well Cleaner®

The equipment includes a set (2 No) of Well Cleaner® 3 1/8” with active bailer system

5

Well Miller®

The equipment includes a set (2 No) of Well Miller® 3 1/8” for drilling / milling of Flapper valves with 1 set of BHA according to the respective profile to be shifted.

6.

Welltec Release Device®.

The equipment includes a set (1 No) of Welltec Release Device®.

LIMITATIONS

Availability of equipment and personnel may vary during the year(s), why Sonoran must seek approval from Welltec, before proposing a contingency service agreement to third party based on Welltec equipment. Requests should be forwarded to Mr. Christian Krüger at Welltec A/S.

Prices referred to in the commercial conditions are valid for contingency agreements initiated in year 2005 and 2006. Projects being quoted for periods starting after year 2006 will be subject to correction, which will be negotiated on a case by case basis between Sonoran and Welltec.

Well Tractor® Job Data and Dispatch Form

Job Data	ID:	Welltec Crew
Operator:		Expected Job Date:
Well Name:		Wireline Company
Rig/Platform:		District Office:
Field / Location:		Check Out/Load Out:
Customer Name		Field Service Manager
Contact Number:		Field Engineer
Wellsite Rep		Contact Number:
Contact Number:		WL Sales Rep

Well Data
Tubing OD, Wt/ft:		Tubing ID:
Casing OD, Wt/ft:		Minimum Restriction:
Liner OD, Wt/ft:		Liner Top Depth
Open Hole Bit Size:		Casing Shoe Depth:
Measured Depth:		True Vertical Depth:
Max Inclination:		Max Dog Leg Severity:
Borehole Fluid Type:		BHP psi (hydrostatic):
Borehole Fluid Wt (ppg):		Max Well Head Press:
BHT degrees F:		Max Flow Rate:

Tractor/Tool Data		Cable Data
Tractor Size:		Cable Type/OD
Wheel Size:		Cable Length:
Electronics Type:		Conductor Resistance:
Oil Viscocity:		Breaking Strength:
Logging Services:		Maximum Safe Pull:
String Weight in Air:		Pickup Wt Off Bottom
Tractor Start Depth (est)		Weak Point Type/Rating:
Tractor Force Required:

Directions:
Special Instructions:
Please Attach Well Sketch and Job Program

SONORAN ENERGY INC.

WELLTEC A/S

By: _____________________

By: _____________________

Name: ___________________

Name: Christian Krüger

Title: _____________________

Title: Vice President, Operations

Schedule B: Commercial Conditions

Well Tractor® Sonoran Energy Inc.

Pricing & Equipment Description

Equipment & Personnel charges, mobilizing equipment from Welltec Base are as follows;

Subcontractor compensation under this contract for the services to be provided on Contractors Oil and gas assets, up to an aggregate maximum of USD 20,000,000.00 will be agreed on the basis of each individual operation/work program to be performed by Subcontractor.

Subcontractor’s price for Services associated with any operation/work program to be performed will be on a fixed price defined scope basis commensurate with what a qualified third party would quote for work using conventional technology to develop the Contractors oil and gas assets.

Subcontractor is not obligated to accept to perform any operation/work program except such agreement can be made.

The Well Tractor® equipment and associated support material (approx. 2000 lbs.) will be mobilized from Welltec’s nearest base with deployable equipment. Delivery time will depend on the final destination.

Up to 7 Days must be allowed from call-out to departure from the Welltec base for optimal preparation time.

Equipment transport, associated rentals and generator if any, will be applied to Contractor’s account and Contractor shall pay such costs. Well Tractor® requires 3-phase, 480V electric power hook-up on location to be provided by Contractor.

Payment Term

Terms of payment are to be 30 days NET in accordance with the operative provisions. Method of payment will be as outlined in Schedule D.

SONORAN ENERGY INC.

WELLTEC A/S

By: _____________________________

By: ______________________________

Name: Peter Ostenfeld-Rosenthal

            Name: Jørgen Hallundbæk

Title: President, Chief Executive Officer

Title: President, Chief Executive Officer

Schedule C: Lost-in-Hole Provision

Replacement of Well Tractor®  2 1/8" Basic unit will be charged at $330,000.00

Replacement of Well Tractor®  3 1/8" Basic unit will be charged at $330,000.00

Replacement of Well Tractor®  2 1/8" XR unit will be charged at $390,000.00

Replacement of Well Tractor®  3 1/8" XR unit will be charged at $390,000.00

Replacement of Well Stroker®  3 1/8" D-type unit will be charged at $ 215,000.00

Replacement of Well Key®  3 1/8" (all types) unit will be charged at $185,000.00

Replacement of Well Miller®  3 1/8" (all types) unit will be charged at $185,000.00

Replacement of Welltec Release Device®  will be charged at $ 95,000.00

Equipment replacement cost will not be subject to a straight line depreciation formula, based on the fact that each time the equipment is used then it shall be regarded as new under the ISO 9001-2000 quality program.

SONORAN ENERGY INC.

WELLTEC A/S

By: _____________________________

By: ______________________________

Name: Peter Ostenfeld-Rosenthal

            Name: Jørgen Hallundbæk

Title: President, Chief Executive Officer

Title: President, Chief Executive Officer

Schedule D: Method of Payment

1. Definitions.

For the interpretation of this Schedule D, the following definitions apply

i)

“Common Share” means Contractor common shares with a par value of USD 0.01 (one cent) issued under Regulation S of the US Securities Act of 1933, and as listed on Nasdaq, trading as per closing date 8 December 2005 at USD 0.74.

ii)

“Compensation” means and any and all amount up to an aggregate maximum of USD 20,000,000.00 and payable to Subcontractor in relation to Services provided under this contract, hereunder, but not limited to, service/operation rates/fees, cost remuneration, damages for equipment lost or damaged beyond repair, VAT, duties and customs payable by Contractor and any and all payments related to a received indemnity.

iii)

“Relevant Assets” mean any individual oil and/or gas well owned by and/or operated by Contractor in relation to which, Subcontractor has performed Services.

iv)

“Net Production Revenue” means

v)

any income generated by Contractor from sale of produced Hydrocarbons from each Relevant Asset

vi)

b) with the deduction of any Direct Oil and Gas Production Expenses incurred by Contractor (as defined below in article 4 of this Schedule D) and

vii)

c) with the deduction of any royalty payments, production taxes (but not income and/or company taxes) and any other cost associated with the terms of Contractors’s ownership of any Relevant Assets and incurred by Contractor

viii)

“Net Production Revenue Statement” means the statement prepared as outlined below in article 6.

2. Payment of Compensation.

Any compensation payable to Subcontractor is payable as follows:

A) Payment with Common Shares.

i) Subcontractor may, at his sole discretion, choose to receive his full compensation as Common Shares at a value price of USD 0.62 inclusive full right of vote and dividend as per Contractor’s articles of association at the Effective Date.

ii) Such common shares may either be existing shares transferred from Contractor to Subcontractor or newly issued shares in relation to an increase of Contractor’s share capital, in which case all costs incurred from or in relation to such increase of Contractor’s share capital shall be borne by Contractor.

B. Payment with Cash.

i) Subcontractor may also, at his sole discretion, chose to receive up to a total of 50 % of the owed compensation in cash US Dollars on the condition that the Relevant Assets are generating a Net Production Revenue.

ii) In such case the Subcontractor is only entitled to receive up to a total aggregate maximum of 50 % of the Net Production

Revenue in cash US Dollars to cover such owed Compensation. The rest of the owed Compensation is payable in Common Shares as per above A.

iii) Subcontractor’s right to demand payment in cash shall expire 14 days after Subcontractor’s receipt of Net Production Revenue Statement as per below article 6.

C. Warrants.

i) Subcontractor will, besides from due Compensation, be entitled to 250 Warrants over the Common Shares for every USD 1,000 of Services provided and completed at an exercise price of USD 0.62 cents per Common Share.

ii) The Warrants must be exercised at any time three years from the commencement of any specific operation/work programme on a relevant asset. In this relation, an operation/work programme is considered commenced when either Subcontractor’s personnel or equipment arrives at the Worksite, whichever arrival occur the latter.

iii) The warrants are considered exercised when Contractor receives message containing notice of exercise.

iv) If warrants have been exercised, Contractor shall issue the corresponding shares as described above in article 2.A.

3. Terms of Payment.

A.

Cash payments will be made in US Dollars every Calendar Month as outlined in the Agreement.

B.

Payments in Common Shares will be made every Calendar Month by way of issuing share certificates in the name of Welltec A/S, Gydevang 25, 3450 Allerød, Denmark.

4. Direct Oil and Gas Production Expenses.

4.1.

Oil and Gas Production Expenses are direct expenses for materials, equipment and supplies and third party services that are attributable to the production of Oil and Gas on a Relevant Asset, which are associated with:

i.

            Acquiring access and surface rights.

ii.

           Preparing, designing, constructing, installing, operating, maintaining, repairing, connecting and testing the equipment, pipelines, systems, facilities, plants and terminals.

iii.

Recycling, pressure maintenance and other secondary and tertiary recovery projects.

iv.

Collecting, saving, treating, dehydrating, compressing, processing, liquefying, handling, storing, flaring, transporting and delivering Oil and Gas.

4.2.

Costs not chargeable to the Oil and Gas Production Expense account include:

i.

            Cost associated with the Services provided by Subcontractor or other Partners working under similar terms as this Agreement.

ii.

            Allocation of Contractor’s central, general and administration costs.

iii.

Any other costs or charges not associated with the production of Oil and Gas including financing costs such as interest and corporation taxes.

iv.

Costs for which the records do not exist or are not correct in any material respect.

v.

            Costs that are not relevant for the development of the Relevant Assets, or are of a category not permitted by this Agreement.

vi.

The proportion of costs that are over twenty percent (20%) in excess of those in line with the prevailing international market price for goods or services of similar quality supplied on similar terms at a similar time, except costs incurred in cases of emergency.

vii.

Charges for goods and services, which are not in accordance with the relevant agreement with the sub-contractor or supplier.

viii.

The excess costs related to the condition of the materials that is not in line with their prices.

ix.

Any costs attributable to activities after the hydrocarbon’s passage of the well head.

x.

            Costs of arbitration and expert determination pursuant to this Agreement, unless the arbitrators or experts otherwise decide.

xi.

Fines and penalties imposed by a Court of Law.

xii.

Donations or contributions, unless previously approved by Contractor.

xiii.

Interest and financing expenses.

xiv.

Expenditures on research into and development of new equipment, materials and techniques for use in searching for, developing and producing Oil and Gas.

xv.

Costs incurred prior to the Effective Date.

4.3.

Oil and Gas Production Expenses will be reduced by any receipts received by Contractor in relation to the production of relevant assets or incidental thereto, such receipts will include:

i.

Claims Recovery

a.

The proceeds of any insurance or claim in connection with production and charged to the Oil and Gas Production Expense account.

ii.

Third Party Revenues

a.

Revenues received from third parties for the use of property or assets, for the delivery of any services by Contractor or for any information or data.

iii.

Adjustments

a.

Adjustments received by Contractor from suppliers or manufacturers or their agents in connections with defective equipment or materials, the costs of which was previously charged to the Oil and Gas Production Expense account.

iv.

Refunds

a.

Rentals, refunds or other credits received by Contractor which apply to any charge which has been made to the Oil and Gas Production Expense account.

v.

Sale or Export of Material, Equipment and Supplies

a.

In an instance where Contractor sells or exports or transfers to Affiliates or other entities or persons, any material, equipment and supplies, the cost of which was previously charged to the Oil and Gas Production Expense account, the value of such transfers shall be credited to the Oil and Gas Production Expense account.

4.4.

Valuation of Material, Equipment and Supplies

a.

The valuation of material, equipment and supplies either charged or credited to the Oil and Gas Production Expense account will be valued in accordance with the following principles:

i.

The costs of material, equipment and supplies purchased will be in line with the prevailing international market price for goods of similar quality supplied on similar terms at the time such goods were contracted by Operator.  In case of purchasing of material, equipment and supplies the purchase price will reflect, where applicable, trade and cash discounts, purchase and procurement fees, freight, forwarding charges, insurance, taxes, customs duties, consular fees and other items chargeable against imported material, equipment and supplies to the extent that these items have not been charged already.

ii.

Material, equipment and supplies purchased from or sold to Affiliates will be purchased or charged at the prices in line with the prevailing international market price for goods of similar quality supplied on similar terms at a similar time.

4.5.

Duplication of Charges and Credits

i)

Notwithstanding any provision to the contrary in this Accounting Procedure, it is the intention that there shall be no duplication of charges and credits in the Oil and Gas Production Expense accounts under this Agreement.

5. Audit.

Subcontractor will, at Subcontractor’s cost, have the right to instruct an independent firm of auditors to examine and report on the accounting records with respect to any calendar year at any time within three (3) months after the end of the calendar year at their own cost. If such performed audit results in any substantial change to the Net Production Revenue Statement, all costs of such audit shall be to Contractor’s account.

For the purposes of auditing, the auditors may examine and verify at reasonable times and on reasonable notice:

(a)

All charges and credits relating to the Relevant Assets including books of account, accounting entries, material records and inventories, vouchers, payrolls, invoices, contracts and sub-contracts of any kind and any other documents, correspondence and records necessary to audit and verify charges and credits.

(b)

Furthermore, the auditors will have the right, in connection with their audit, to visit and inspect all sites, plants, facilities, warehouses and offices of the Operator including visiting personnel associated with those operations.

6. Net Production Revenue Statement.

The Net Production Revenue statement will be prepared according to the following principles and contain as a minimum the following information:

i)

Volumes of Oil in barrels of oil per day and Gas in standard cubic feet per day at standard temperatures and pressures produced at the well head.

ii)

Volumes of Oil in barrels of oil and Gas in standard cubic feet sold at standard temperatures and pressures.

iii)

Price realized in US Dollars.

iv)

Total relevant costs incurred on the Oil and Gas Production Expense account.

v)

Net Production Revenue after Oil and Gas Production Expenses

vi)

Net Production Revenue distributable to Parties

SONORAN ENERGY INC.

WELLTEC A/S

By: _____________________________

By: ______________________________

Name: Peter Ostenfeld-Rosenthal

            Name: Jørgen Hallundbæk

Title: President, Chief Executive Officer

Title: President, Chief Executive Officer